Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 10, 2020, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may not perform as planned, may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 10, 2020.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor Inquiries:	Media Inquiries:
Leah Andress Brady	Brenda Pomar
Investor Relations Senior Manager	Corporate Communications Manager
301.998.8265	301.998.8316
lbrady@federalrealty.com	bpomar@federalrealty.com

Federal Realty Investment Trust Announces Operating Results for the Year and Quarter Ended
December 31, 2019
ROCKVILLE, Md. (February 10, 2020) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its year and quarter ended December 31, 2019. For the year ended December 31, 2019 and 2018, net income available for common shareholders was $4.61 per diluted share and $3.18 per diluted share, respectively. For the three months ended December 31, 2019 and 2018, net income available for common shareholders was $1.92 per diluted share and $0.71 per diluted share, respectively.

Key Highlights of the full year and quarter include:

•
Generated funds from operations available for common shareholders (FFO) per diluted share of $6.17 for the year ($6.33 excluding the charge related to the buyout of the Kmart lease at Assembly) compared to $6.23 in 2018. For the fourth quarter, generated FFO per diluted share of $1.58 compared to $1.57 for the fourth quarter 2018.

•	Generated comparable property operating income (POI) growth of 2.9% for the year ended 2019. For the fourth quarter, comparable property POI growth was 2.4%.

•	Signed leases for 461,952 square feet of comparable space in the fourth quarter at an average rent of $37.78 psf and achieved cash basis rollover growth on those comparable spaces of 7%.

•
Sold three properties and two land parcels for $304 million in 2019 including the sale under threat of condemnation of an 11.7-acre portion of San Antonio Center, located in Mountain View, California, for $155 million in the fourth quarter.

•	Purchased three properties in 2019 totaling 380,000 square feet and 123 apartment units for $295 million. Purchased one property subsequent to quarter end totaling 49,000 square feet for $22 million.

•	Introduced 2020 FFO per diluted share guidance range of $6.40 to $6.58.

“With over a billion dollars invested in 2019 acquisitions and construction currently in progress at our established properties, we’re committed to maintaining and growing our leadership position in some of the best retail-centric real estate in the country,” said Donald C. Wood, Federal Realty’s President and Chief Executive Officer. “To be able to make that level of investment while also growing current earnings is a testament to the quality of our real estate and the diversity of our income streams.”

Financial Results
For the full year 2019, Federal Realty reported net income available for common shareholders of $345.8 million and earnings per diluted share of $4.61. This compares to net income available for common shareholders of $233.9 million and earnings per diluted share of $3.18 for the full year 2018. Net income available for common shareholders was $145.3 million and earnings per diluted share was $1.92 for the fourth quarter 2019 versus $52.5 million and $0.71, respectively, for the fourth quarter 2018.
For the full year 2019, Federal Realty generated funds from operations available for common shareholders (FFO) of $465.8 million, or $6.17 per diluted share ($6.33 excluding the $11.9 million charge related to the buyout of the Kmart lease at Assembly). This compares to FFO of $461.8 million, or $6.23 per diluted share, for the full year 2018. For the fourth quarter 2019, FFO was $120.0 million, or $1.58 per diluted share, compared to $117.2 million, or $1.57 per diluted share for the fourth quarter 2018.
FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
The overall portfolio was 94.2% leased as of December 31, 2019, and the comparable portfolio was 94.9% leased. Comparable property POI increased 2.9% for the year 2019 and 2.4% in the fourth quarter. Comparable property POI represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. Additionally, the charge related to the buyout of the Kmart lease at Assembly is excluded.
For the year 2019, Federal Realty signed 409 leases for 1.7 million square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty leased 1.6 million square feet at an average rent of $40.48 per square foot compared to the average contractual rent of $37.63 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 8%.
During fourth quarter 2019, Federal Realty signed 112 leases for 494,768 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty leased 461,952 square feet at an average rent of $37.78 per square foot compared to the average contractual rent of $35.41 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 7%.

Regular Quarterly Dividends
Federal Realty’s Board of Trustees declared a regular quarterly cash dividend of $1.05 per common share, resulting in an indicated annual rate of $4.20 per common share. The regular common dividend will be payable on April 15, 2020 to common shareholders of record as of March 16, 2020.
Federal Realty’s Board of Trustees also declared a quarterly cash dividend on its Class C depositary shares, each representing 1/1000 of a 5.000% Series C Cumulative Preferred Share of Beneficial Interest, of $0.3125 per depositary share. All dividends on the depositary shares will be payable on April 15, 2020 to shareholders of record as of April 1, 2020.

Summary of Other Quarterly Activities and Recent Developments
December 11, 2019 - Federal Realty announced the sale under threat of condemnation of an 11.7-acre portion of San Antonio Center, located in Mountain View, California, for $155 million. The land sold under the condemnation threat is needed for the eventual construction of a school by the Los Altos School District. Tenants on the sold portion of the property include Kohl’s, 24 Hour Fitness, Jo-Ann, and various small shop tenants. Tenant condemnation awards, yet to be finalized, will be paid out of Federal Realty’s sale proceeds. Federal Realty purchased San Antonio Center, which totals 33 acres, in 2015 for $62.2 million.
November 15, 2019 - Federal Realty acquired Georgetowne Shopping Center, a 147,000 square foot grocery anchored neighborhood shopping center with surface parking on 9 acres in Brooklyn, New York, for $83.7 million cash. The Property is located in Brooklyn’s Georgetown neighborhood.
Third & Fourth Quarter 2019 - Federal Realty acquired 37 mixed-use buildings in Hoboken, New Jersey totaling 158,000 square feet and 123 apartments for $189.2 million. The properties are located along historic Washington Street and 14th Street, two of Hoboken’s main commercial thoroughfares. The Trust acquired the properties through a newly formed joint venture in which the Trust owns 90%. Two additional buildings are expected to close in 2020.
January 10, 2020 - Federal Realty acquired a 49,000 square foot shopping center adjacent to the Trust’s Fairfax Junction property in Fairfax, Virginia for $22.3 million. Combined, the properties total 124,000 square feet and 11 acres and have over 1,000 feet of frontage along Lee Highway in Fairfax.

Guidance
Federal Realty introduced 2020 guidance for FFO per diluted share of $6.40 to $6.58 and 2020 earnings per diluted share guidance of $3.21 to $3.40.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its fourth quarter and year end 2019 earnings conference call, which is scheduled for Tuesday, February 11, 2020 at 9:00AM ET. To participate, please call 877.407.9208 five to ten minutes prior to the call start time and use the passcode 13697618 (required). A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through February 25, 2020 by dialing 844.512.2921; Passcode: 13697618.

About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, Federal Realty’s mission is to deliver long term, sustainable growth through investing in densely populated, affluent communities where retail demand exceeds supply. Its expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 104 properties include approximately 3,000 tenants, in 24 million square feet, and over 2,700 residential units.
Federal Realty has increased its quarterly dividends to its shareholders for 52 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P 500 index member and its shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.FederalRealty.com.

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 10, 2020, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovation projects that we do pursue may cost more, take more time to complete, or fail to perform as expected;

•
risks that we are investing a significant amount in ground-up development projects that may not perform as planned, may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 10, 2020.

Federal Realty Investment Trust
Consolidated Income Statements
December 31, 2019
	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(in thousands, except per share data)

REVENUE
Rental income	$238,303	$234,511	$932,738	$912,287
Mortgage interest income	846	865	3,050	3,149
Total revenue	239,149	235,376	935,788	915,436
EXPENSES
Rental expenses	47,649	46,507	187,831	173,094
Real estate taxes	29,044	28,935	110,927	114,776
General and administrative	10,707	9,620	42,754	33,600
Depreciation and amortization	61,431	66,976	239,758	244,245
Total operating expenses	148,831	152,038	581,270	565,715

Gain on sale of real estate, net	85,903	1,502	116,393	11,915

OPERATING INCOME	176,221	84,840	470,911	361,636

OTHER INCOME/(EXPENSE)
Other interest income	511	285	1,266	942
Interest expense	(27,056)	(28,038)	(109,623)	(110,154)
Loss from partnerships	(710)	(705)	(2,012)	(3,398)
NET INCOME	148,966	56,382	360,542	249,026
Net income attributable to noncontrolling interests	(1,611)	(1,875)	(6,676)	(7,119)
NET INCOME ATTRIBUTABLE TO THE TRUST	147,355	54,507	353,866	241,907
Dividends on preferred shares	(2,011)	(2,011)	(8,042)	(8,042)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$145,344	$52,496	$345,824	$233,865
EARNINGS PER COMMON SHARE, BASIC
Net income available for common shareholders	$1.92	$0.71	$4.61	$3.18
Weighted average number of common shares, basic	75,305	73,790	74,766	73,274
EARNINGS PER COMMON SHARE, DILUTED
Net income available for common shareholders	$1.92	$0.71	$4.61	$3.18
Weighted average number of common shares, diluted	75,305	73,796	74,766	73,302

Federal Realty Investment Trust
Consolidated Balance Sheets
December 31, 2019
	December 31,
	2019	2018
	(in thousands, except share and
	per share data)
ASSETS
Real estate, at cost
Operating (including $1,676,866 and $1,701,804 of consolidated variable interest entities, respectively)	$7,535,983	$7,307,622
Construction-in-progress (including $102,583 and $51,313 of consolidated variable interest entities, respectively)	760,420	495,274
Assets held for sale	1,729	16,576
	8,298,132	7,819,472
Less accumulated depreciation and amortization (including $296,165 and $292,374 of consolidated variable interest entities, respectively)	(2,215,413)	(2,059,143)
Net real estate	6,082,719	5,760,329
Cash and cash equivalents	127,432	64,087
Accounts and notes receivable	152,572	142,237
Mortgage notes receivable, net	30,429	30,429
Investment in partnerships	28,604	26,859
Operating lease right of use assets	93,774	—
Finance lease right of use assets	52,402	—
Prepaid expenses and other assets	227,060	265,703
TOTAL ASSETS	$6,794,992	$6,289,644
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable, net (including $469,184 and $444,388 of consolidated variable interest entities, respectively)	$545,679	$474,379
Capital lease obligations	—	71,519
Notes payable	3,781	279,027
Senior notes and debentures	2,807,134	2,404,279
Accounts payable and other liabilities	255,503	177,922
Dividends payable	81,676	78,207
Security deposits payable	21,701	17,875
Operating lease liabilities	73,628	—
Finance lease liabilities	72,062	—
Other liabilities and deferred credits	157,938	182,898
Total liabilities	4,019,102	3,686,106
Commitments and contingencies
Redeemable noncontrolling interests	139,758	136,208
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 shares issued and outstanding	150,000	150,000
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 399,896 shares issued and outstanding	9,997	9,997
Common shares of beneficial interest, $.01 par, 100,000,000 shares authorized, 75,540,804 and 74,249,633 shares issued and outstanding, respectively	759	745
Additional paid-in capital	3,166,522	3,004,442
Accumulated dividends in excess of net income	(791,124)	(818,877)
Accumulated other comprehensive loss	(813)	(416)
Total shareholders’ equity of the Trust	2,535,341	2,345,891
Noncontrolling interests	100,791	121,439
Total shareholders’ equity	2,636,132	2,467,330
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,794,992	$6,289,644

Federal Realty Investment Trust
Funds From Operations / Other Supplemental Information
December 31, 2019
	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1) (2)
Net income	$148,966	$56,382	$360,542	$249,026
Net income attributable to noncontrolling interests	(1,611)	(1,875)	(6,676)	(7,119)
Gain on sale of real estate, net	(85,903)	(1,502)	(116,393)	(11,915)
Depreciation and amortization of real estate assets	54,886	55,604	215,139	213,098
Amortization of initial direct costs of leases	5,194	10,069	19,359	24,603
Funds from operations	121,532	118,678	471,971	467,693
Dividends on preferred shares	(1,875)	(1,875)	(7,500)	(7,500)
Income attributable to operating partnership units	655	754	2,703	3,053
Income attributable to unvested shares	(351)	(330)	(1,355)	(1,469)
FFO (3)	$119,961	$117,227	$465,819	$461,777
Weighted average number of common shares, diluted	76,024	74,630	75,514	74,153
FFO per diluted share (3)	$1.58	$1.57	$6.17	$6.23

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$89,241	$73,234	$361,290	$282,199
Tenant improvements and incentives	19,256	11,154	59,477	45,863
Total non-maintenance capital expenditures	108,497	84,388	420,767	328,062
Maintenance capital expenditures	12,549	8,670	23,650	19,421
Total capital expenditures	$121,046	$93,058	$444,417	$347,483

Dividends and Payout Ratios
Regular common dividends declared	$79,316	$75,724	$310,973	$297,347
Dividend payout ratio as a percentage of FFO (3)	66%	65%	67%	64%

Noncontrolling Interests Supplemental Information (4)
Property operating income (1)	$2,961	$3,395	$12,152	$13,046
Depreciation and amortization	(1,467)	(1,678)	(5,944)	(6,580)
Interest expense	(538)	(596)	(2,235)	(2,400)
Net income	$956	$1,121	$3,973	$4,066
Notes:

1)	See Glossary of Terms.

2)
In connection with the adoption of the new lease accounting standard, effective January 1, 2019, certain internal and external legal leasing costs no longer qualify for capitalization. As a result, capitalized leasing costs excluding external commissions decreased to $0.5 million and $2.2 million for the three months and year ended December 31, 2019, respectively, from $2.2 million and $7.5 million for the three months and year ended December 31, 2018, respectively.

3)
For the year ended December 31, 2019, FFO includes an $11.9 million charge related to the buyout of the Kmart lease at Assembly Row Marketplace. If this charge was excluded, our FFO, FFO per diluted share, and dividend payout ratio as a percentage of FFO would have been:

Year Ended
December 31, 2019
(in thousands, except per share data)
FFO	$477,696
FFO per diluted share	$6.33
Dividend payout ratio as a percentage of FFO	65%

4)	Amounts reflect the components of "net income attributable to noncontrolling interests," but excludes "income attributable to operating partnership units."

Federal Realty Investment Trust
Market Data
December 31, 2019
	December 31,
	2019	2018
	(in thousands, except per share data)
Market Data
Common shares outstanding and operating partnership units (1)	76,150	74,988
Market price per common share	$128.73	$118.04
Common equity market capitalization including operating partnership units	$9,802,790	$8,851,584

Series C preferred shares outstanding	6	6
Liquidation price per Series C preferred share	$25,000.00	$25,000.00
Series C preferred equity market capitalization	$150,000	$150,000

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$9,962,790	$9,011,584

Total debt (3)	3,356,594	3,157,685

Total market capitalization	$13,319,384	$12,169,269

Total debt to market capitalization at market price per common share	25%	26%
Notes:

1)	Amounts include 609,584 and 738,423 operating partnership units outstanding at December 31, 2019 and 2018, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)
Total debt includes mortgages payable, notes payable, senior notes and debentures, net of premiums/discounts and debt issuance costs from our consolidated balance sheet. The previously reported 2018 balance has been adjusted to exclude capital lease obligations, as finance lease liabilities are no longer included in debt upon the adoption of the new lease accounting standard. See Note 2 of our December 31, 2019 Form 10-K for additional information regarding the adoption.

Federal Realty Investment Trust
Components of Rental Income
December 31, 2019

Effective January 1, 2019, we adopted the accounting guidance in ASU 2016-2, Leases (Topic 842), which resulted in several presentation changes with respect to our 2019 Consolidated Income Statements.
●
All income from tenant leases are reported as a single line item called “Rental Income.” We have provided below supplemental information with a breakout of the contractual components of the rental income line, however, these breakouts are provided for informational purposes only and should be considered a non-GAAP presentation.

●
Real estate taxes paid directly to the taxing authority by our tenants are no longer presented gross as “real estate tax expense” and “rental income” (this amount was approximately $2 million and $6 million for the three months and year ended December 31, 2018, respectively). This change is only reflected in the 2019 results.

●
Bad debt expense is no longer reflected in “rental expenses” but instead is a direct reduction of “rental income.” This change is reflected in the 2019 results only, and is a reduction of rental income of approximately $1 million and $3 million, respectively, for the three months and year ended December 31, 2019.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(in thousands)
Minimum rents (1)
Commercial	$158,269	$156,641	$629,231	$616,137
Residential	20,248	19,135	78,849	71,001
Cost reimbursements	46,351	46,554	174,936	178,333
Percentage rents	2,641	3,368	9,322	11,241
Other	10,794	8,813	40,400	35,575
Total rental income	$238,303	$234,511	$932,738	$912,287

Notes:

1)
Minimum rents include $1.7 million and $0.3 million for the three months ended December 31, 2019 and 2018, respectively, and $7.6 million and $5.0 million for the years ended December 31, 2019 and 2018, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $1.2 million and $3.0 million for the three months ended December 31, 2019 and 2018, respectively, and $6.4 million and $6.8 million for the years ended December 31, 2019 and 2018, respectively, to recognize income from the amortization of in-place leases.

Federal Realty Investment Trust
Comparable Property Information
December 31, 2019

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q4 include: Assembly Row - Phase 2, CocoWalk, Olivo at Mission Hills, Pike & Rose, The Shops at Sunset Place, Towson Residential, 700 Santana Row, Freedom Plaza, a portion of Graham Park Plaza, and all properties acquired or disposed of from Q4 2018 to Q4 2019. Comparable Property property operating income ("Comparable Property POI") is a non-GAAP measure used by management in evaluating the operating performance of our properties period over period. The amounts shown below for the years ended December 31, 2019 and 2018 reflect the summation of our reported quarterly results during 2019.

Reconciliation of GAAP operating income to Comparable Property POI
	Three Months Ended			Year Ended
	December 31,			December 31,
	2019	2018		2019	2018
	(in thousands)			(in thousands)
Operating Income	$176,221	$84,840		$470,911	$361,636
Add:
Depreciation and amortization	61,431	66,976		239,758	244,245
General and administrative	10,707	9,620		42,754	33,600
Gain on sale of real estate, net of tax	(85,903)	(1,502)		(116,393)	(11,915)
Property operating income (POI)	162,456	159,934		637,030	627,566
Less: Non-comparable POI - acquisitions/dispositions	(2,381)	(2,990)		(3,847)	(6,975)
Less: Non-comparable POI - redevelopment, development & other	(14,714)	(14,962)		(45,219)	(49,025)
Comparable Property POI	$145,361	$141,982		$587,964	$571,566

Additional information regarding the components of Comparable Property POI
	Three Months Ended			Year Ended
	December 31,			December 31,
	2019	2018	% Change	2019	2018	% Change
	(in thousands)			(in thousands)
Rental income	$210,841	$206,493		$834,517	$820,055

Rental expenses	(39,925)	(39,215)		(147,686)	(145,736)
Real estate taxes	(25,555)	(25,296)		(98,867)	(102,753)
	(65,480)	(64,511)		(246,553)	(248,489)

Comparable Property POI	$145,361	$141,982	2.4%	$587,964	$571,566	2.9%

Comparable Property POI as a percentage of total POI	89%	89%		92%	91%

Comparable Property - Summary of Capital Expenditures (1)
	Three Months Ended			Year Ended
	December 31,			December 31,
	2019	2018		2019	2018
	(in thousands)			(in thousands)
Redevelopment and tenant improvements and incentives	$40,688	$28,097		$123,112	$102,494
Maintenance capital expenditures	12,347	8,280		22,508	18,711
	$53,035	$36,377		$145,620	$121,205

Comparable Property - Occupancy Statistics (2)
				At December 31,
				2019	2018
GLA - comparable commercial properties				21,825,000	22,028,000
Leased % - comparable commercial properties				94.9%	95.1%
Occupancy % - comparable commercial properties				93.3%	94.0%

Notes:
(1)	See page 10 for "Summary of Capital Expenditures" for our entire portfolio.
(2)	See page 28 for entire portfolio occupancy statistics.

Federal Realty Investment Trust
Summary of Outstanding Debt and Finance Lease Liabilities
December 31, 2019
	As of December 31, 2019
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (7)
			(in thousands)
Mortgages payable (1)
Secured fixed rate
The Shops at Sunset Place	9/1/2020	5.62%	$61,987
29th Place	1/31/2021	5.91%	3,878
Sylmar Towne Center	6/6/2021	5.39%	16,630
Plaza Del Sol	12/1/2021	5.23%	8,230
THE AVENUE at White Marsh	1/1/2022	3.35%	52,705
Montrose Crossing	1/10/2022	4.20%	67,492
Azalea	11/1/2025	3.73%	40,000
Bell Gardens	8/1/2026	4.06%	12,677
Plaza El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Brook 35	7/1/2029	4.65%	11,500
Hoboken (24 Buildings) (2)	12/15/2029	LIBOR + 1.95%	56,450
Various Hoboken (12 Buildings)	Various through 2029	Various (4)	24,627
Chelsea	1/15/2031	5.36%	5,597
Hoboken (1 Building) (3)	7/1/2042	3.75%	16,874
Subtotal			547,247
Net unamortized premium and debt issuance costs			(1,568)
Total mortgages payable, net			545,679		3.97%

Notes payable
Revolving credit facility (5)	1/19/2024	LIBOR + 0.775%	—
Various	Various through 2028	11.31%	3,843
Subtotal			3,843
Net unamortized debt issuance costs			(62)
Total notes payable, net			3,781		11.71%	(8)

Senior notes and debentures
Unsecured fixed rate
2.55% notes	1/15/2021	2.55%	250,000
3.00% notes	8/1/2022	3.00%	250,000
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	300,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	475,000
6.82% medium term notes	8/1/2027	6.82%	40,000
3.20% notes	6/15/2029	3.20%	400,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.63%	250,000
Subtotal			2,819,200
Net unamortized discount and debt issuance costs			(12,066)
Total senior notes and debentures, net			2,807,134		3.67%

Total mortgages payable, notes payable, and senior notes and debentures, net			3,356,594	(6)

Finance lease liabilities
Various	Various through 2106	Various	72,062		8.03%
Total debt and finance lease liabilities			$3,428,656

Total fixed rate debt and finance lease liabilities, net			$3,428,656	100%	3.82%
Total variable rate debt			—	—%	—%	(8)
Total debt and finance lease liabilities, net			$3,428,656	100%	3.82%	(8)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Operational Statistics
Including lease buyout charge
Ratio of EBITDAre to combined fixed charges and preferred share dividends (9)	4.17x	4.28x	4.16x	4.22x
Excluding lease buyout charge
Ratio of EBITDAre to combined fixed charges and preferred share dividends (9) (10)	4.17x	4.28x	4.24x	4.22x

Notes:

1)
Mortgage payable does not include our share of debt on our unconsolidated real estate partnerships. At December 31, 2019, our share was approximately $54.0 million. At December 31, 2019, our noncontrolling interests' share of mortgages payable was $59.0 million.

2)	On November 26, 2019, we entered into two interest rate swap agreements that fix the interest rate on the mortgage loan at 3.67%.

3)
This mortgage loan has a fixed interest rate, however, the rate resets every five years until maturity. The current interest rate is fixed until July 1, 2022 and the loan is prepayable at par anytime after this date.

4)	The interest rates on these mortgages range from 3.91% to 5.00%.

5)
Our revolving credit facility has a borrowing capacity of $1.0 billion. The maximum amount drawn under our revolving credit facility during the three months and year ended December 31, 2019 was $40.5 million and $116.5 million, respectively. The weighted average effective interest rate on borrowings under our revolving credit facility, before amortization of debt fees, for the three months and year ended December 31, 2019 was 2.5% and 3.2%, respectively.

6)	The weighted average remaining term on our mortgages payable, notes payable, and senior notes and debentures, is 10 years.

7)	The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums if applicable, except as described in Note 8.

8)
The weighted average effective interest rate excludes $0.6 million in quarterly financing fees and debt fee amortization on our revolving credit facility which had no outstanding balance on December 31, 2019.

9)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor. EBITDAre is reconciled to net income in the Glossary of Terms.

10)
The ratio of EBITDAre to combined fixed charges and preferred share dividends for the year ended December 31, 2019 excludes the $11.9 million charge related to the buyout of the Kmart lease at Assembly Square Marketplace.

Federal Realty Investment Trust
Summary of Debt Maturities
December 31, 2019
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (2)
	(in thousands)
2020	$6,272	$60,593		$66,865		2.0%	2.0%	3.9%
2021	4,653	277,546		282,199		8.4%	10.4%	2.9%
2022	3,893	366,323		370,216		11.0%	21.4%	3.4%
2023	4,068	275,000		279,068		8.3%	29.7%	3.0%
2024	4,086	300,000	(3)	304,086		9.0%	38.7%	4.2%	(3)
2025	3,717	44,298		48,015		1.4%	40.1%	3.9%
2026	3,166	52,450		55,616		1.6%	41.7%	5.9%
2027	2,911	683,600		686,511		20.4%	62.1%	3.8%
2028	2,934	—		2,934		0.1%	62.2%	7.0%
2029	2,770	458,099		460,869		13.7%	75.9%	3.3%
Thereafter	8,012	805,899		813,911		24.1%	100.0%	4.2%
Total	$46,482	$3,323,808		$3,370,290	(1)	100.0%
Notes:

1)
The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net premium/discount and debt issuance costs on certain mortgage loans, note payable, and senior notes as of December 31, 2019.

2)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

3)
The weighted average rate excludes $0.6 million in quarterly financing fees and debt fee amortization on our revolving credit facility, which had no outstanding balance at December 31, 2019. Our $1.0 billion revolving credit facility matures on January 19, 2024, plus two six month extensions at our option.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
December 31, 2019

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust (1)
			Projected	Projected	Cost to	Anticipated
Property	Location	Opportunity	ROI (2)	Cost (1)	Date	Stabilization (3)
				(in millions)	(in millions)
Projects Stabilized in 2019
Brick Plaza	Brick, NJ	Redevelopment and repositioning of anchor tenant and small shop spaces to transform property into a market dominant center	7%	$30	$28	Stabilized
Montrose Crossing	Rockville, MD	Demolition of 10,000 square foot restaurant building to construct an 18,000 square foot multi-tenant pad building	13%	$9	$9	Stabilized
Pike 7 Plaza	Vienna, VA	Addition of 8,300 square foot multi-tenant retail pad building	8%	$10	$9	Stabilized
Willow Lawn	Richmond, VA	Conversion of vacant 5,000 square foot pad building to retail use to accommodate new 3,500 square foot fast casual restaurant tenant. Remainder of pad building to be demolished to construct new 2,200 square foot Starbucks pad site.	9%	$2	$2	Stabilized
Total Projects Stabilized in 2019 (3) (4)			9%	$51	$48

Active Redevelopment Projects
Darien	Darien, CT	Demolition of a 45,000 square foot anchor space to construct 75,000 square feet of new retail space, 122 rental apartments, and 720 parking spaces	6%	$110 - $120	$8	2023
CocoWalk	Coconut Grove, FL	Entire shopping center redevelopment to include: demolition of three story east wing of the property and construction of a 106,000 square foot 5-story office/retail building with 24,000 square feet of retail; complete renovation of the west wing	6%-7%	$85 - $90	$47	2021
Freedom Plaza (5)	Los Angeles, CA	Development of a new 113,000 square foot single-story grocery anchored neighborhood shopping center	7%	$38 - $42	$30	2020
Bala Cynwyd	Bala Cynwyd, PA	New 87 unit residential apartment building to be constructed on underutilized land behind our existing shopping center	6%	$23	$16	2021
7021 Hollywood Blvd.	Los Angeles, CA	Renovation of the center and three vacant spaces to accommodate a new 39,000 square foot anchor tenant	9%	$19	$6	2021
Melville Mall	Huntington, NY	Development of a new 15,000 square foot pad site consisting of two multi-tenant retail buildings	8%	$11	$6	2021
Lawrence Park	Broomall, PA	Full shopping center redevelopment to include expansion of Main Line Health into vacant lower level space, creation of 17,800 square feet of small shop space converted from vacated anchor space, and a façade renovation for the entire center	8%	$10	$1	2021
Wildwood	Bethesda, MD	4,900 square foot south end building expansion and site improvements	7%	$6	$5	2020
Flourtown	Flourtown, PA	Development of a new 4,550 square foot two-tenant pad building	7%	$3	$0	2021
Total Active Redevelopment projects (4)			6%	$305 - $324	$119
Notes:

(1)
There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

(2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

(3)	Stabilization is generally the year in which 90% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.

(4)	All subtotals and totals reflect cost weighted-average ROIs.

(5)
Project formerly known as Jordan Downs Plaza. Cost to date and projected cost are net of the proceeds we will receive from our New Market Tax Credit structure. See Note 3 of our December 31, 2019 Form 10-K for additional information.

Federal Realty Investment Trust
Assembly Row, Pike & Rose, and Santana Row
December 31, 2019

							Projected POI Delivered
							(as a % of Total)
		Projected		Total	Costs to		For Year Ended December 31, (2)
Property (1)	Opportunity	ROI (3)		Cost (4)	Date		2019	2020	Expected Opening Timeframe
				(in millions)	(in millions)
Assembly Row, Somerville, MA
Phase II	- 161,000 SF of retail - 447 residential units - 158 boutique hotel rooms	7%	(5)	$298 - 302	$294		90%	Stabilized	140,000 square feet of retail has opened, remaining tenants projected to open in 2020
									Residential building opened in September 2017 with deliveries through 3Q 2018
									741,500 SF Partners Healthcare office space (built by Partners) opened in 2016
									Hotel opened in 3Q 2018
	- 122 for-sale condominium units	—	(6)	$81	$81				All condominium units have been sold
Phase III	- 277,000 SF of office	6%		$465 - 485	$185		—	—	150,000 square feet of office space pre-leased
	- 500 residential units								Openings projected to begin in 2021
	- 56,000 SF of retail
Future Phases	- 1.5M SF of commercial	TBD		TBD
	- 329 residential units

Pike & Rose, North Bethesda, MD
Phase II	- 219,000 SF of retail - 272 residential units - 177 boutique hotel rooms	6%	(5)	$208	$206		90%	Stabilized	All of the retail space has opened
									Residential building opened in August 2017 with deliveries through 2Q 2018
									Hotel opened in 1Q 2018
	- 99 for-sale condominium units	—	(6)	$62	$62				97 condominium units have been sold
Phase III	- 212,000 SF of office	6-7%		$128 - 135	$76	(7)	—	10%	Openings projected to begin in 2020
	- 4,000 SF of retail
Future Phases	- 740,000 SF of commercial	TBD		TBD
	- 741 residential units

Santana Row, San Jose, CA
700 Santana Row	- 301,000 SF of office	7-8%		$210 - 220	$198		—	90%	Commenced construction 4Q 2016
	- 20,000 SF of retail & 1,300 parking spaces								Office 100% pre-leased, opening in 2020
	- Redevelopment of Santana Row Park including the installation of a new retail pavilion								11,000 square feet of retail has opened
Santana West	- 376,000 SF of office	7%		$250 - 270	$51		—	—	Openings projected to begin in 2022
	- 1,750 parking spaces
Future Phases	- 321,000 SF of commercial	TBD		TBD
	- 395 residential units
	- 604,000 SF of commercial across from Santana Row
Notes:

(1)
Anticipated opening dates, total cost, projected return on investment (ROI), and projected POI percentages are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.

(2)
Percentage figures reflect (i) the projected POI (herein defined) for the stated year divided by (ii) the current projected annual stabilized POI for the Property. These percentages are projections only and we cannot give any assurances that these amounts will actually be achieved.

(3)	Projected ROI for development projects reflects the unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.
(4)
Projected costs for Assembly Row and Pike & Rose include an allocation of infrastructure costs for the entire project. Phase I of Santana West includes an allocation of infrastructure for the Santana West site.

(5)	Costs are net of expected reimbursement by third parties and land sale proceeds. Phase II total costs and costs to date include our share of the costs in the hotel.
(6)
Condominiums shown at cost; the projected ROI for Phase II does not assume any incremental profit on the sale of condominium units; for return calculation purposes, condominiums are assumed to be sold at cost.

(7)
Federal Realty Investment Trust is leasing 45,000 square feet of office space at a market rent in Pike & Rose Phase III. Approximately half of the revenue included in "Projected POI Delivered" in 2020 relates to this rent and will be eliminated in the consolidated financial statements.

Federal Realty Investment Trust
Future Redevelopment Opportunities
December 31, 2019

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	Escondido Promenade	Escondido, CA	Mercer Mall	Lawrenceville, NJ
	Federal Plaza	Rockville, MD	Pan Am	Fairfax, VA
	Fresh Meadows	Queens, NY	Sylmar Towne Center	Sylmar, CA

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into more productive uses for the property.

	Barracks Road	Charlottesville, VA	Huntington	Huntington, NY
	Bethesda Row	Bethesda, MD	Plaza El Segundo	El Segundo, CA
	Dedham Plaza	Dedham, MA	Riverpoint Center	Chicago, IL
	Fourth Street	Berkeley, CA	The Shops at Sunset Place	South Miami, FL
	Fairfax Junction	Fairfax, VA	Third Street Promenade	Santa Monica, CA
	Fresh Meadows	Queens, NY	Wildwood	Bethesda, MD
	Hastings Ranch Plaza	Pasadena, CA	Willow Grove	Willow Grove, PA

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Graham Park Plaza	Falls Church, VA
	Bala Cynwyd	Bala Cynwyd, PA	Village at Shirlington	Arlington, VA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	Pike & Rose (2)	North Bethesda, MD
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7 Plaza	Vienna, VA	Santana Row - Santana West (3)	San Jose, CA

Notes:
(1)	Assembly Row	Remaining entitlements after Phase II include approximately 1.5 million square feet of commercial-use buildings and 329 residential units.
(2)	Pike & Rose	Remaining entitlements after Phase II include approximately 740,000 square feet of commercial-use buildings, and 741 residential units.
(3)	Santana Row
Remaining entitlements include approximately 321,000 square feet of commercial space and 395 residential units, as well as approximately 604,000 square feet of commercial space on land we control across from Santana Row.

Federal Realty Investment Trust
Significant Property Acquisitions, Dispositions, and Other Transactions
December 31, 2019

2019 and 2020 Significant Acquisitions

Date	Property	City/State	GLA	Purchase Price	Principal Tenants
			(in square feet)	(in millions)
February 8, 2019	Fairfax Junction	Fairfax, Virginia	75,000	$22.5	Aldi / CVS / Planet Fitness
November 15, 2019	Georgetowne Shopping Center	Brooklyn, New York	147,000	$83.7	Fairway Market / Five Below / IHOP
Various 2019	Hoboken (37 mixed-use buildings)	Hoboken, New Jersey	158,000	$189.2	CVS / New York Sports Club / Sephora / Multiple Restaurants	(1)
January 10, 2020	Westfair Shopping Center	Fairfax, Virginia	49,000	$22.3	Guitar Center	(2)
(1) These acquisitions were completed through a newly formed joint venture, in which we own a 90% interest. The purchase price includes new and assumed of mortgage debt totaling approximately $98.0 million. This property includes 123 residential units in addition to the GLA in the table above.
(2) This acquisition was funded by 163,322 downREIT operating partnership units. This property is adjacent to, and will be operated as, part of our Fairfax Junction property.

2019 Significant Dispositions

Date	Property	City/State	Sales Price
			(in millions)
May 28, 2019	Free State Shopping Center	Bowie, Maryland	$72.0
May 29, 2019	Northeast (Parcel)	Philadelphia, Pennsylvania	$7.7
August 5, 2019	Hermosa Avenue	Hermosa Beach, California	$18.0
October 11, 2019	Plaza Pacoima	Pacoima, California	$51.3
December 11, 2019	San Antonio Center (11.7 acres)	Mountain View, California	$155.0	(1)
(1) Disposition was made in lieu of a threatened condemnation.

2019 Other Transactions

Date	Type	Property	City/State	Purchase Price
				(in millions)
August 2, 2019	Partner Buyout	Montrose Crossing	Rockville, Maryland	$10.0
August 12, 2019	Lease Purchase	Assembly Square Marketplace	Sommerville, Massachusetts	$14.5

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2019
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	% Occupied (3)	Average Rent PSF (4)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	$48,735		10	114,000	95%	95%	$26.51		46,000	Harris Teeter
Bethesda Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	233,625		17	536,000	97%	91%	53.39	180	40,000	Giant Food	Apple / Equinox / Anthropologie / Multiple Restaurants
Congressional Plaza	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	105,281		21	324,000	97%	90%	38.51	194	25,000	The Fresh Market	Buy Buy Baby / Container Store / Ulta
Courthouse Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	6,725		2	38,000	81%	70%	24.26
Fairfax Junction		Washington-Arlington-Alexandria, DC-VA-MD-WV	21,575		7	75,000	100%	100%	21.23		23,000	Aldi	CVS / Planet Fitness
Falls Plaza/Falls Plaza-East		Washington-Arlington-Alexandria, DC-VA-MD-WV	14,438		10	144,000	94%	91%	35.68		51,000	Giant Food	CVS / Staples
Federal Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	70,507		18	250,000	96%	96%	38.23		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	38,161		1	119,000	100%	100%	30.83				Marshalls / Nordstrom Rack / DSW / Maggiano's
Gaithersburg Square		Washington-Arlington-Alexandria, DC-VA-MD-WV	28,664		16	207,000	96%	96%	28.91				Bed, Bath & Beyond / Ross Dress For Less / Ashley Furniture HomeStore / CVS
Graham Park Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	36,851		19	132,000	93%	93%	37.04		58,000	Giant Food
Idylwood Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	17,113		7	73,000	100%	98%	48.71		30,000	Whole Foods
Laurel		Washington-Arlington-Alexandria, DC-VA-MD-WV	58,256		26	359,000	97%	90%	22.75		61,000	Giant Food	Marshalls / L.A. Fitness
Leesburg Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	37,071		26	236,000	87%	86%	23.58		55,000	Giant Food	Petsmart / Office Depot
Montrose Crossing		Washington-Arlington-Alexandria, DC-VA-MD-WV	162,553	67,492	36	371,000	100%	89%	32.35		73,000	Giant Food	Marshalls / Old Navy / Barnes & Noble / Bob's Discount Furniture
Mount Vernon/South Valley/7770 Richmond Hwy	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	86,511		29	569,000	96%	96%	18.73		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Bed, Bath & Beyond / Results Fitness
Old Keene Mill		Washington-Arlington-Alexandria, DC-VA-MD-WV	12,729		10	92,000	97%	97%	40.27		24,000	Whole Foods	Walgreens / Planet Fitness
Pan Am		Washington-Arlington-Alexandria, DC-VA-MD-WV	29,937		25	227,000	98%	98%	26.08		65,000	Safeway	Micro Center / CVS / Michaels
Pentagon Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	106,338		14	298,000	95%	90%	35.61		45,000	Harris Teeter	TJ Maxx / Bed, Bath & Beyond / DSW
Pike & Rose	(7)	Washington-Arlington-Alexandria, DC-VA-MD-WV	621,488		24	469,000	99%	99%	40.09	765			iPic Theater / Porsche / Uniqlo / REI / Pinstripes / Multiple Restaurants
Pike 7 Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	49,338		13	172,000	91%	91%	47.78				TJ Maxx / DSW / Crunch Fitness / Staples
Plaza del Mercado		Washington-Arlington-Alexandria, DC-VA-MD-WV	46,717		10	117,000	97%	97%	31.50		18,000	Aldi	CVS / L.A. Fitness
Quince Orchard		Washington-Arlington-Alexandria, DC-VA-MD-WV	41,532		16	266,000	94%	94%	24.50		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Rockville Town Square	(8)	Washington-Arlington-Alexandria, DC-VA-MD-WV	52,287	4,414	12	186,000	84%	84%	30.49		25,000	Dawson's Market	CVS / Gold's Gym / Multiple Restaurants
Rollingwood Apartments		Washington-Arlington-Alexandria, DC-VA-MD-WV	11,373		14	N/A	95%	95%	N/A	282
Sam's Park & Shop		Washington-Arlington-Alexandria, DC-VA-MD-WV	14,181		1	51,000	94%	87%	39.22				Target
Tower Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	22,485		12	112,000	91%	91%	26.01		26,000	L.A. Mart	Talbots / Total Wine & More
Tyson's Station		Washington-Arlington-Alexandria, DC-VA-MD-WV	5,011		5	50,000	96%	85%	46.72		11,000	Trader Joe's

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2019
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	% Occupied (3)	Average Rent PSF (4)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Village at Shirlington	(8)	Washington-Arlington-Alexandria, DC-VA-MD-WV	69,396	6,767	16	258,000	91%	87%	39.36		28,000	Harris Teeter	AMC / Carlyle Grand Café
Wildwood Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	26,077		12	87,000	96%	94%	102.53		20,000	Balducci's	CVS / Flower Child
Total Washington Metropolitan Area			2,074,955		429	5,932,000	95%	93%	34.64

California
Azalea	(5)	Los Angeles-Long Beach-Anaheim, CA	107,333	40,000	22	223,000	100%	100%	29.03				Marshalls / Ross Dress for Less / Ulta / Michaels
Bell Gardens	(5)	Los Angeles-Long Beach-Anaheim, CA	110,942	12,677	32	330,000	92%	92%	22.24		67,000	Food 4 Less	Marshalls / Ross Dress for Less / Bob's Discount Furniture
Colorado Blvd		Los Angeles-Long Beach-Anaheim, CA	19,708		1	61,000	100%	100%	47.20	12			Pottery Barn / Banana Republic / True Foods Kitchen
Crow Canyon Commons		San Francisco-Oakland-Hayward, CA	90,212		22	241,000	88%	87%	29.59		32,000	Sprouts	Total Wine & More / Rite Aid
East Bay Bridge		San Francisco-Oakland-Hayward, CA	178,943		32	441,000	100%	100%	18.53		59,000	Pak-N-Save	Home Depot / Target / Nordstrom Rack
Escondido Promenade	(5)	San Diego-Carlsbad, CA	52,888		18	297,000	98%	98%	28.98				TJ Maxx / Dick’s Sporting Goods / Ross Dress For Less / Bob's Discount Furniture
Fourth Street	(5)	San Francisco-Oakland-Hayward, CA	26,232		3	71,000	73%	73%	30.69				CB2
Freedom Plaza (formerly known as Jordan Downs Plaza)	(5) (7)	Los Angeles-Long Beach-Anaheim, CA	38,878		9	21,000	100%	100%	32.07				Blink Fitness
Hastings Ranch Plaza		Los Angeles-Long Beach-Anaheim, CA	22,831		15	273,000	100%	99%	7.36				Marshalls / HomeGoods / CVS / Sears
Hollywood Blvd		Los Angeles-Long Beach-Anaheim, CA	51,965		3	179,000	93%	73%	36.71				Marshalls / L.A. Fitness / La La Land
Kings Court	(6)	San Jose-Sunnyvale-Santa Clara, CA	11,580		8	79,000	100%	100%	41.27		31,000	Lunardi's	CVS
Old Town Center		San Jose-Sunnyvale-Santa Clara, CA	35,533		8	97,000	86%	81%	42.21				Anthropologie / Banana Republic / Gap
Olivo at Mission Hills	(5)	Los Angeles-Long Beach-Anaheim, CA	79,649		12	139,000	100%	92%	31.38				Target / 24 Hour Fitness / Ross Dress For Less
Plaza Del Sol	(5)	Los Angeles-Long Beach-Anaheim, CA	17,936	8,230	4	48,000	100%	100%	23.27				Marshalls
Plaza El Segundo / The Point	(5)	Los Angeles-Long Beach-Anaheim, CA	292,762	125,000	50	502,000	93%	92%	44.23		66,000	Whole Foods	Nordstrom Rack / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
San Antonio Center	(6)	San Jose-Sunnyvale-Santa Clara, CA	46,003		22	212,000	94%	93%	15.90		11,000	Trader Joe's	Walmart / 24 Hour Fitness
Santana Row		San Jose-Sunnyvale-Santa Clara, CA	1,050,264		45	895,000	99%	98%	55.26	662			Crate & Barrel / H&M / Best Buy / Multiple Restaurants
Sylmar Towne Center	(5)	Los Angeles-Long Beach-Anaheim, CA	43,837	16,630	12	148,000	89%	89%	15.92		43,000	Food 4 Less	CVS
Third Street Promenade		Los Angeles-Long Beach-Anaheim, CA	81,217		2	209,000	100%	100%	90.68				adidas / Banana Republic / Old Navy / J. Crew
Westgate Center		San Jose-Sunnyvale-Santa Clara, CA	157,473		44	653,000	99%	98%	19.72				Target / Nordstrom Rack / Nike Factory / TJ Maxx
		Total California	2,516,186		364	5,119,000	96%	95%	34.10

NY Metro/New Jersey
Brick Plaza		New York-Newark-Jersey City, NY-NJ-PA	96,765		46	409,000	82%	82%	22.50		14,000	Trader Joe's	AMC / HomeGoods / Ulta / L.A. Fitness
Brook 35	(5) (6)	New York-Newark-Jersey City, NY-NJ-PA	48,275	11,500	11	99,000	96%	96%	38.58				Banana Republic / Gap / Williams-Sonoma

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2019
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	% Occupied (3)	Average Rent PSF (4)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Darien		Bridgeport-Stamford-Norwalk, CT	57,105		9	92,000	93%	93%	29.66	2	45,000	Stop & Shop	Equinox / Walgreens
Fresh Meadows		New York-Newark-Jersey City, NY-NJ-PA	93,177		17	404,000	99%	99%	35.40		15,000	Island of Gold	AMC / Kohl's / Michaels
Georgetowne Shopping Center		New York-Newark-Jersey City, NY-NJ-PA	81,787		9	147,000	90%	90%	39.98		43,000	Fairway Market	Five Below / IHOP
Greenlawn Plaza		New York-Newark-Jersey City, NY-NJ-PA	31,871		13	106,000	96%	96%	19.02		46,000	Greenlawn Farms	Tuesday Morning
Greenwich Avenue		Bridgeport-Stamford-Norwalk, CT	23,748		1	36,000	100%	100%	96.19				Saks Fifth Avenue
Hauppauge		New York-Newark-Jersey City, NY-NJ-PA	29,441		15	133,000	80%	80%	33.60		61,000	Shop Rite
Hoboken	(5) (10)	New York-Newark-Jersey City, NY-NJ-PA	197,242	97,951	3	158,000	95%	92%	54.99	123			CVS / New York Sports Club / Sephora / Multiple Restaurants
Huntington		New York-Newark-Jersey City, NY-NJ-PA	46,686		21	263,000	81%	81%	23.84				Nordstrom Rack / Buy Buy Baby / Michaels / Ulta
Huntington Square		New York-Newark-Jersey City, NY-NJ-PA	13,223		18	74,000	93%	93%	29.46				Barnes & Noble
Melville Mall		New York-Newark-Jersey City, NY-NJ-PA	99,954		21	239,000	100%	100%	26.10		53,000	Uncle Giuseppe's Marketplace	Marshalls / Dick's Sporting Goods / Field & Stream / Macy's Backstage
Mercer Mall	(8)	Trenton, NJ	129,139	55,390	50	550,000	96%	95%	24.86		75,000	Shop Rite	Ross Dress For Less / Nordstrom Rack / Bed, Bath & Beyond / REI
The Grove at Shrewsbury	(5) (6)	New York-Newark-Jersey City, NY-NJ-PA	126,550	43,600	21	192,000	97%	97%	48.29				Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma
Troy		New York-Newark-Jersey City, NY-NJ-PA	40,974		19	211,000	100%	100%	23.30				Target / L.A. Fitness / Michaels
	Total NY Metro/New Jersey		1,115,937		274	3,113,000	93%	92%	31.48

Philadelphia Metropolitan Area
Andorra		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	26,496		22	266,000	87%	83%	14.52		24,000	Acme Markets	Kohl's / L.A. Fitness / Staples
Bala Cynwyd		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	57,206		23	294,000	98%	97%	25.03		45,000	Acme Markets	Lord & Taylor / Michaels / L.A. Fitness
Ellisburg		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	34,614		28	268,000	90%	90%	16.70		47,000	Whole Foods	Buy Buy Baby / Stein Mart
Flourtown		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	17,083		24	156,000	99%	99%	23.11		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	22,686		21	227,000	99%	98%	17.22		55,000	Redner's Warehouse Markets	Marshalls / Planet Fitness
Lawrence Park		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	34,262		29	363,000	98%	85%	22.38		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	31,744		15	228,000	91%	77%	20.26				Marshalls / Ulta / A.C. Moore
Town Center of New Britain		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	16,455		17	124,000	87%	87%	9.31		36,000	Giant Food	Rite Aid / Dollar Tree
Willow Grove		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	30,203		13	211,000	91%	91%	18.15				Marshalls / HomeGoods / Barnes & Noble
Wynnewood		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	43,086		14	251,000	100%	100%	28.66	9	98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
Total Philadelphia Metropolitan Area			313,835		206	2,388,000	94%	91%	20.33

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2019
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	% Occupied (3)	Average Rent PSF (4)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
New England
Assembly Row / Assembly Square Marketplace	(7)	Boston-Cambridge-Newton, MA-NH	790,168		65	805,000	98%	98%	32.31	447	18,000	Trader Joe's	TJ Maxx / AMC / LEGOLAND Discovery Center / Multiple Restaurants
Campus Plaza		Boston-Cambridge-Newton, MA-NH	30,437		15	116,000	97%	97%	16.89		46,000	Roche Bros.	Burlington
Chelsea Commons		Boston-Cambridge-Newton, MA-NH	30,281	5,597	37	222,000	91%	91%	12.74				Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Newton, MA-NH	46,447		19	246,000	91%	91%	17.18		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Newton, MA-NH	150,364		19	223,000	96%	96%	49.43	7	50,000	Roche Bros.	CVS
North Dartmouth		Providence-Warwick, RI-MA	9,369		28	48,000	100%	100%	15.31		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Newton, MA-NH	17,942		17	149,000	100%	100%	18.63		50,000	Big Y Foods	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Newton, MA-NH	17,175		15	169,000	100%	100%	17.18		55,000	Super Stop & Shop	Floor & Décor
		Total New England	1,092,183		215	1,978,000	96%	96%	26.63

South Florida
Cocowalk	(5) (9)	Miami-Fort Lauderdale-West Palm Beach, FL	153,697		3	169,000	77%	58%	19.84				Cinepolis Theaters / Youfit Health Club
Del Mar Village		Miami-Fort Lauderdale-West Palm Beach, FL	73,157		17	191,000	92%	88%	19.10		44,000	Winn Dixie	CVS / L.A. Fitness
The Shops at Sunset Place	(5)	Miami-Fort Lauderdale-West Palm Beach, FL	124,296	61,987	10	523,000	62%	62%	17.26				AMC / L.A. Fitness / Barnes & Noble / Restoration Hardware Outlet
Tower Shops		Miami-Fort Lauderdale-West Palm Beach, FL	98,185		67	426,000	98%	96%	24.99		12,000	Trader Joe's	TJ Maxx / Ross Dress For Less / Best Buy / Ulta
		Total South Florida	449,335		97	1,309,000	80%	77%	21.00
Baltimore
Governor Plaza		Baltimore-Columbia-Towson, MD	27,593		24	243,000	98%	98%	20.18		16,500	Aldi	Dick's Sporting Goods / A.C. Moore
Perring Plaza		Baltimore-Columbia-Towson, MD	32,204		29	396,000	99%	99%	14.93		58,000	Shoppers Food Warehouse	Home Depot / Micro Center / Burlington
THE AVENUE at White Marsh	(6)	Baltimore-Columbia-Towson, MD	122,425	52,705	35	314,000	96%	96%	24.23				AMC / Ulta / Old Navy / Barnes & Noble
The Shoppes at Nottingham Square		Baltimore-Columbia-Towson, MD	18,025		4	32,000	96%	87%	49.05
Towson Residential (Flats @ 703)		Baltimore-Columbia-Towson, MD	22,370		1	4,000	100%	100%	71.41	105
White Marsh Plaza		Baltimore-Columbia-Towson, MD	25,919		7	80,000	96%	91%	22.64		54,000	Giant Food
White Marsh Other		Baltimore-Columbia-Towson, MD	31,714		18	70,000	97%	97%	31.74
		Total Baltimore	280,250		118	1,139,000	98%	97%	21.19

Chicago
Crossroads		Chicago-Naperville-Elgin, IL-IN-WI	35,708		14	168,000	91%	91%	22.34				L.A. Fitness / Ulta / Binny's / Ferguson's Bath, Kitchen & Lighting Gallery
Finley Square		Chicago-Naperville-Elgin, IL-IN-WI	41,441		21	278,000	98%	98%	15.73				Bed, Bath & Beyond / Buy Buy Baby / Michaels / Portillo's
Garden Market		Chicago-Naperville-Elgin, IL-IN-WI	14,801		11	140,000	99%	99%	14.14		63,000	Mariano's Fresh Market	Walgreens

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2019
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	% Occupied (3)	Average Rent PSF (4)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Riverpoint Center		Chicago-Naperville-Elgin, IL-IN-WI	121,924		17	211,000	93%	93%	21.17		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	213,874		63	797,000	95%	95%	18.17

Other
Barracks Road		Charlottesville, VA	69,586		40	500,000	97%	97%	27.78		99,000	Harris Teeter / Kroger	Anthropologie / Nike / Bed, Bath & Beyond / Old Navy
Bristol Plaza		Hartford-West Hartford-East Hartford, CT	31,601		22	266,000	87%	87%	13.94		74,000	Stop & Shop	TJ Maxx
Eastgate Crossing		Durham-Chapel Hill, NC	35,189		17	158,000	89%	88%	28.23		13,000	Trader Joe's	Ulta / Stein Mart / Petco
Gratiot Plaza		Detroit-Warren-Dearborn, MI	20,122		20	217,000	100%	100%	12.55		69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Lancaster	(8)	Lancaster, PA	13,126	5,491	11	127,000	82%	82%	19.17		75,000	Giant Food
29th Place		Charlottesville, VA	41,059	3,878	15	169,000	98%	98%	18.81				HomeGoods / DSW / Stein Mart / Staples
Willow Lawn		Richmond, VA	102,753		37	464,000	85%	84%	19.89		66,000	Kroger	Old Navy / Ross Dress For Less / Gold's Gym / Dick's Sporting Goods
		Total Other	313,436		162	1,901,000	92%	91%	20.92

Grand Total			$8,369,991	$619,309	1,928	23,676,000	94%	92%	$29.05	2,788

Notes:
(1)	Includes "Finance lease right of use assets."
(2)
The mortgage or finance lease liabilities differ from the total reported on the consolidated balance sheet due to the unamortized discount, premium, and/or debt issuance costs on certain mortgages payable.

(3)
Represents the GLA and the percentage leased and percentage occupied of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.

(4)	Calculated as the aggregate, annualized in-place contractual (defined as cash basis excluding rent abatements) minimum rent for all occupied spaces divided by the aggregate GLA of all occupied spaces.
(5)	The Trust has a controlling financial interest in this property.
(6)
All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(7)	Portion of property is currently under development. See further discussion in the Assembly Row and Pike & Rose schedules and Summary of Redevelopment Opportunities for Freedom Plaza.
(8)	All or a portion of the property is subject to finance lease liabilities.
(9)	This property includes interests in five buildings in addition to our initial acquisition.
(10)	This property includes 37 buildings primarily along Washington Street and 14th Street in Hoboken, New Jersey.

Federal Realty Investment Trust
Retail Leasing Summary (1)
December 31, 2019

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2019	99	100%	461,952	$37.78	$35.41	$1,091,731	7%	7.4	$18,521,400	$40.09	(7)
3rd Quarter 2019	95	100%	468,643	$38.93	$36.31	$1,230,724	7%	8.9	$21,650,073	$46.20	(7)
2nd Quarter 2019	113	100%	378,756	$42.68	$39.75	$1,109,393	7%	6.8	$12,545,948	$33.12	(7)
1st Quarter 2019	72	100%	247,331	$45.07	$41.03	$1,000,716	10%	7.7	$13,596,205	$54.97	(7)
Total - 12 months	379	100%	1,556,682	$40.48	$37.63	$4,432,564	8%	7.7	$66,313,626	$42.60

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2019	45	45%	212,341	$36.77	$33.22	$753,437	11%	10.0	$17,786,164	$83.76	(7)
3rd Quarter 2019	52	55%	316,916	$32.74	$30.85	$598,230	6%	11.0	$21,167,910	$66.79	(7)
2nd Quarter 2019	49	43%	135,840	$43.21	$37.07	$833,706	17%	8.7	$12,059,702	$88.78	(7)
1st Quarter 2019	34	47%	128,283	$50.56	$43.25	$937,974	17%	10.1	$13,443,495	$104.80	(7)
Total - 12 months	180	47%	793,380	$38.49	$34.56	$3,123,347	11%	10.1	$64,457,271	$81.24

Renewal Lease Summary - Comparable (2) (8)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2019	54	55%	249,611	$38.64	$37.28	$338,294	4%	5.3	$735,236	$2.95
3rd Quarter 2019	43	45%	151,727	$51.87	$47.70	$632,494	9%	6.1	$482,163	$3.18
2nd Quarter 2019	64	57%	242,916	$42.38	$41.25	$275,687	3%	5.7	$486,246	$2.00
1st Quarter 2019	38	53%	119,048	$39.16	$38.63	$62,742	1%	4.3	$152,710	$1.28	(7)
Total - 12 months	199	53%	763,302	$42.54	$40.83	$1,309,217	4%	5.5	$1,856,355	$2.43

Total Lease Summary - Comparable and Non-comparable (2) (9)
Quarter					Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2019					112	494,768	$38.46	7.7	$22,021,754	$44.51
3rd Quarter 2019					103	491,414	$39.73	9.1	$22,620,379	$46.03
2nd Quarter 2019					115	382,656	$42.61	6.8	$12,852,603	$33.59
1st Quarter 2019					79	305,724	$43.28	8.0	$14,529,265	$47.52
Total - 12 months					409	1,674,562	$40.66	8.0	$72,024,001	$43.01

Notes:
(1)	Information reflects activity in retail spaces only; office and residential spaces are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6)	See Glossary of Terms.
(7)
Approximately $1.1 million ($1.65 per square foot) in 4th Quarter 2019, $7.0 million ($3.21 per square foot) in 3rd Quarter 2019, $4.4 million ($10.25 per square foot) in 2nd Quarter 2019, and $3.9 million ($9.59 per square foot) in 1st Quarter 2019 of the Tenant Improvements & Incentives are for properties under active redevelopment and are included in either the Projected Cost for those properties on the Summary of Redevelopment Opportunities or was included in the cost to complete estimate at acquisition.

(8)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(9)
The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq. Ft. and Weighted Average Lease Term columns include information for leases signed at Phase 2 and Phase 3 of both of our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq. Ft. columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Phase 2 and Phase 3 of Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Assembly Row and Pike & Rose schedule.

Federal Realty Investment Trust
Lease Expirations
December 31, 2019

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2020	894,000	6%	$19.99	892,000	13%	$36.07	1,786,000	8%	$28.02
2021	1,617,000	11%	$20.99	852,000	12%	$45.52	2,469,000	11%	$29.45
2022	1,976,000	13%	$18.29	967,000	14%	$43.17	2,943,000	14%	$26.47
2023	1,582,000	11%	$21.74	871,000	12%	$46.56	2,453,000	11%	$30.56
2024	2,397,000	16%	$18.30	904,000	13%	$46.20	3,301,000	15%	$25.94
2025	1,350,000	9%	$21.36	676,000	9%	$43.77	2,026,000	9%	$28.83
2026	667,000	5%	$22.35	400,000	6%	$49.49	1,067,000	5%	$32.52
2027	831,000	6%	$34.29	468,000	7%	$47.50	1,299,000	6%	$39.05
2028	785,000	5%	$21.76	403,000	6%	$53.06	1,188,000	6%	$32.38
2029	928,000	6%	$25.64	394,000	5%	$44.64	1,322,000	6%	$31.31
Thereafter	1,807,000	12%	$21.78	218,000	3%	$51.79	2,025,000	9%	$25.01
Total (3)	14,834,000	100%	$21.48	7,045,000	100%	$44.98	21,879,000	100%	$29.05

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2020	473,000	3%	$22.45	827,000	12%	$35.67	1,301,000	6%	$30.86
2021	469,000	3%	$19.45	514,000	7%	$48.60	982,000	4%	$34.69
2022	263,000	2%	$22.36	577,000	8%	$42.88	840,000	4%	$36.46
2023	464,000	3%	$23.93	535,000	8%	$42.64	999,000	5%	$33.95
2024	602,000	4%	$23.34	448,000	6%	$45.32	1,050,000	5%	$32.73
2025	353,000	3%	$20.91	368,000	5%	$44.83	721,000	3%	$33.12
2026	509,000	4%	$25.19	353,000	5%	$44.38	862,000	4%	$33.05
2027	755,000	5%	$22.05	460,000	7%	$46.48	1,215,000	5%	$31.29
2028	626,000	4%	$18.40	406,000	6%	$49.65	1,032,000	5%	$30.70
2029	784,000	5%	$21.52	362,000	5%	$43.15	1,146,000	5%	$28.35
Thereafter	9,536,000	64%	$21.25	2,195,000	31%	$47.94	11,731,000	54%	$26.25
Total (3)	14,834,000	100%	$21.48	7,045,000	100%	$44.98	21,879,000	100%	$29.05

Notes:
(1)	Anchor is defined as a commercial tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as cash-basis excluding rent abatements) rent as of December 31, 2019.
(3)	Represents occupied square footage of the commercial portion of our portfolio as of December 31, 2019.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
December 31, 2019

Overall Portfolio Statistics (1)	December 31, 2019			December 31, 2018

Type	Size	Leased	Leased %	Size	Leased	Leased %

Commercial Properties (2) (3) (4) (sf)	23,676,000	22,299,000	94.2%	24,127,000	22,832,000	94.6%

Residential Properties (units)	2,788	2,670	95.8%	2,669	2,557	95.8%

Comparable Property Statistics (1)	December 31, 2019			December 31, 2018

Type	Size	Leased	Leased %	Size	Leased	Leased %

Commercial Properties (2) (4) (sf)	21,825,000	20,712,000	94.9%	22,028,000	20,941,000	95.1%

Residential Properties (units)	1,348	1,276	94.7%	1,350	1,288	95.4%

Notes:
(1)			See Glossary of Terms.
(2)			Leasable square feet excludes redevelopment square footage not yet placed in service.
(3)			At December 31, 2019, the leased percentage was 97.5% for anchor tenants and 87.9% for small shop tenants.
(4)			Occupied percentage was 92.5% and 93.6% at December 31, 2019 and 2018, respectively, and comparable property occupied percentage was 93.3% and 94.0% at December 31, 2019 and 2018, respectively.

Federal Realty Investment Trust
Summary of Top 25 Tenants
December 31, 2019

Rank	Tenant Name	Credit Ratings (S&P/Moody's/Fitch) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Total GLA	Percentage of Total GLA (3)	Number of Stores Leased

1	TJX Companies, The	A+ / A2 / NR	$18,742,000	2.62%	991,000	3.78%	31
2	Ahold Delhaize	BBB / Baa1 / BBB+	$15,766,000	2.20%	898,000	3.43%	15
3	Gap, Inc., The	BB / Baa2 / NR	$13,005,000	1.82%	338,000	1.29%	27
4	Splunk, Inc.	NR / NR / NR	$11,229,000	1.57%	235,000	0.90%	1
5	Bed, Bath & Beyond, Inc.	BB / Baa3 / NR	$11,220,000	1.57%	643,000	2.45%	17
6	L.A. Fitness International LLC	B+ / B2 / NR	$11,121,000	1.56%	465,000	1.77%	11
7	CVS Corporation	BBB / Baa2 / NR	$9,568,000	1.34%	254,000	0.97%	19
8	AMC Entertainment Inc.	B / B2 / NR	$7,239,000	1.01%	317,000	1.21%	6
9	Dick's Sporting Goods, Inc.	NR / NR / NR	$6,425,000	0.90%	289,000	1.10%	6
10	Hudson's Bay Company (Saks, Lord & Taylor)	NR / NR / NR	$6,332,000	0.89%	226,000	0.86%	4
11	Kroger Co., The	BBB / Baa1 / NR	$6,066,000	0.85%	529,000	2.02%	11
12	Bank of America, N.A.	A- / A2 / A+	$6,016,000	0.84%	106,000	0.40%	24
13	Home Depot, Inc.	A / A2 / A	$6,014,000	0.84%	440,000	1.68%	5
14	Michaels Stores, Inc.	B+ / Ba2 / NR	$5,963,000	0.83%	310,000	1.18%	13
15	Nordstrom, Inc.	BBB / Baa2 / BBB+	$5,933,000	0.83%	218,000	0.83%	6
16	Ross Stores, Inc.	A- / A2 / NR	$5,861,000	0.82%	291,000	1.11%	10
17	Ascena Retail Group, Inc. (Dress Barn, Loft, Lou & Grey, Ann Taylor, Catherine's, Justice, Lane Bryant)	CCC / Caa2 / NR	$5,815,000	0.81%	171,000	0.65%	30
18	Best Buy Co., Inc.	BBB / Baa1 / NR	$5,610,000	0.78%	186,000	0.71%	4
19	DSW, Inc	NR / NR / NR	$5,567,000	0.78%	222,000	0.85%	11
20	Ulta Beauty, Inc.	NR / NR / NR	$5,187,000	0.73%	150,000	0.57%	14
21	Whole Foods Market, Inc.	A+ / A3 / NR	$4,772,000	0.67%	167,000	0.64%	4
22	Barnes & Noble, Inc.	NR / NR / NR	$4,603,000	0.64%	207,000	0.79%	8
23	Starbucks Corporation	BBB+ / Baa1 / BBB+	$4,383,000	0.61%	69,000	0.26%	40
24	AB Acquisition LLC (Acme, Safeway)	B+ / B1 / NR	$4,192,000	0.59%	412,000	1.57%	7
25	Wells Fargo Bank, N.A.	A- / A2 / A+	$4,125,000	0.58%	51,000	0.19%	13
	Totals - Top 25 Tenants		$190,754,000	26.68%	8,185,000	31.24%	337

	Total (5):		$715,066,000	(2)	26,203,000	(4)

Notes:
(1)	Credit Ratings are as of December 31, 2019. Subsequent rating changes have not been reflected.
(2)	Reflects aggregate, annualized in-place contractual (defined as cash-basis excluding rent abatements) minimum rent for all occupied spaces as of December 31, 2019.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.
(5)	Totals reflect both the commercial and residential portions of our properties.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
December 31, 2019

The following table provides a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2020. Estimates do not include the impact from potential acquisitions or dispositions which have not closed as of December 31, 2019.

	Full Year 2020 Guidance Range

	Low	High
Estimated net income available to common shareholders, per diluted share	$3.21	$3.40
Adjustments:
Estimated depreciation and amortization	3.18	3.18
Estimated FFO per diluted share	$6.40	$6.58

Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Glossary of Terms

EBITDA for Real Estate ("EBITDAre"): EBITDAre is a non-GAAP measure that the National Association of Real Estate Investment Trusts ("NAREIT") defines as: net income computed in accordance with GAAP plus net interest expense, income tax expense, depreciation and amortization, gain or loss on sale of real estate, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We calculate EBITDAre consistent with the NAREIT definition. As EBITDA is a widely known and understood measure of performance, management believes EBITDAre represents an additional non-GAAP performance measure, independent of a company's capital structure, that will provide investors with a uniform basis to measure the enterprise value of a company. EBITDAre also approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three months and year ended December 31, 2019 and 2018 is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(in thousands)		(in thousands)
Net income	$148,966	$56,382	$360,542	$249,026
Interest expense	27,056	28,038	109,623	110,154
Other interest income	(511)	(285)	(1,266)	(942)
Provision (benefit) for income tax (1)	241	(121)	772	1,521
Depreciation and amortization	61,431	66,976	239,758	244,245
Gain on sale of real estate	(86,278)	(1,485)	(116,779)	(13,560)
Adjustments of EBITDAre of unconsolidated affiliates	1,730	1,901	6,917	5,114
EBITDAre (2)	$152,635	$151,406	$599,567	$595,558
(1) For the periods noted above, the provision (benefit) for income tax primarily relates to condominium sales gains.
(2) Excluding the charge related to the buyout of the Kmart lease at Assembly Square Marketplace, our EBITDAre would have been $611.5 million for the year ended December 31, 2019.

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income and mortgage interest income, less rental expenses and real estate taxes.

Overall Portfolio: Includes all operating properties owned in reporting period.

Comparable Properties: Represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. Comparable property growth statistics are calculated on a GAAP basis.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease and, except for redevelopments, may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements. Costs related to redevelopments require judgment by management in determining what reflects base building cost and thus, is not included in the "tenant improvements and incentives" amount.